Exhibit 10.39
RESOLUTIONS OF THE
BOARD OF DIRECTORS OF
SYSCO CORPORATION
May 14, 2008
Termination of the 2006 Supplemental Performance-Based Bonus Plan
     WHEREAS, the Board of Directors (the “Board”) of Sysco Corporation (the “Corporation”), upon recommendation of the Compensation Committee of the Board (the “Committee”) desires to terminate the Sysco Corporation 2006 Supplemental Performance-Based Bonus Plan (the “Plan”), effective as of the first day of the Corporation’s 2008 fiscal year, provided that any agreements currently outstanding pursuant to the Plan between the Corporation and any of its employees remain in full force and effect, and the Corporation honors all of its obligations under such agreements according to the specific terms of each such agreement; provided further that any amounts paid pursuant to such agreements shall be paid pursuant to the Plan for purposes of the Corporation’s Executive Deferred Compensation Plan (“EDCP”); and
     WHEREAS, Article 6 of the Plan authorizes the Board to terminate the Plan at any time, with such termination becoming effective as of the commencement of the fiscal year in which such action to terminate the Plan is taken.
     RESOLVED, that in order to effect the foregoing, the Board hereby terminates the Plan, effective as of the first day of the Corporation’s 2008 fiscal year; and
     RESOLVED, that the Corporation will continue to honor all agreements currently outstanding pursuant to the Plan between the Corporation and any of its employees according to the specific terms of any such agreement, all such agreements shall remain in full force and effect, and any amounts paid pursuant to such agreements shall be treated as paid pursuant to the Plan for purposes of the EDCP; and
     RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to take any and all actions, execute any and all documents, agreements and instruments, make any and all filings and expenditures and take any and all steps deemed by them to be necessary, desirable or appropriate in order to carry out the purpose and intent of and to consummate any of the actions contemplated by any of the foregoing resolutions in the name of and on behalf of the Corporation; and
     RESOLVED, that any and all actions heretofore taken in conformity with the foregoing are hereby ratified and approved.